MARM0507-FINAL -- 3A1

UBS AG

Balance

$32,048,000.00

Delay

24

WAC(3)

5.779887

WAM(3)

358

Coupon

5.404887

Dated

08/01/2005

NET(3)

5.404887

WALA(3)

2

Settle

08/30/2005

First Payment

09/25/2005

Price	5	10	15	20	25	30	35	40	45	50
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
101-21	4.630	4.564	4.490	4.407	4.315	4.212	4.097	3.967	3.822	3.652
101-22	4.617	4.550	4.475	4.391	4.298	4.193	4.076	3.944	3.797	3.624
101-23	4.604	4.536	4.460	4.374	4.280	4.174	4.055	3.922	3.772	3.597
101-24	4.592	4.522	4.445	4.358	4.262	4.155	4.034	3.899	3.747	3.569
101-25	4.579	4.509	4.430	4.342	4.245	4.136	4.013	3.876	3.722	3.542
101-26	4.566	4.495	4.415	4.326	4.227	4.116	3.993	3.853	3.698	3.514
101-27	4.553	4.481	4.400	4.310	4.210	4.097	3.972	3.831	3.673	3.487
101-28	4.541	4.467	4.386	4.294	4.192	4.078	3.951	3.808	3.648	3.459
101-29	4.528	4.454	4.371	4.278	4.175	4.059	3.930	3.785	3.623	3.432
101-30	4.515	4.440	4.356	4.261	4.157	4.040	3.910	3.762	3.598	3.405
101-31	4.502	4.426	4.341	4.245	4.140	4.021	3.889	3.740	3.573	3.377
Spread@CenterPrice	16	10	3	-6	-14	-23	-34	-46	-61	-77
WAL	2.63	2.43	2.24	2.05	1.88	1.72	1.57	1.43	1.30	1.17
Principal Window	Sep05 - Jul08	Sep05 - Jul08	Sep05 - Jul08	Sep05 - Jul08	Sep05 - Jul08	Sep05 - Jul08	Sep05 - Jul08	Sep05 - Jul08	Sep05 - Jul08	Sep05 - Jul08
LIBOR_6MO	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06
LIBOR_1YR	4.27	4.27	4.27	4.27	4.27	4.27	4.27	4.27	4.27	4.27
Prepay	5 CPB	10 CPB	15 CPB	20 CPB	25 CPB	30 CPB	35 CPB	40 CPB	45 CPB	50 CPB
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

Yield Curve	Mat 1MO 3MO 6MO 1YR 2YR 3YR 5YR 10YR 30YR
	Yld 3.66938 3.86 4.06 4.27 4.3795 4.419 4.475 4.601 4.818

UBS Securities LLC. This material has been prepared by UBS AG or an affiliate thereof (" UBS"). It has no regard to the specific investment objectives, financial situation or particular needs of any specific recipient.  It is published solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. No representation or warranty, either express or implied, is provided in relation to the accuracy, completeness or reliability of the information contained herein, except with respect to information concerning UBS AG, its subsidiaries and affiliates. Opinions expressed herein are subject to change without notice and may differ or be contrary to opinions expressed by other business areas or groups of UBS as a result of using different assumptions and criteria. UBS is under no obligation to update or keep the information current. The securities described herein may not be eligible for sale in all jurisdictions or to certain categories of investors. UBS, its directors, officers and employees (excluding the US broker- dealer unless specifically disclosed under required disclosures) or clients may have or have had interests or long or short positions in the securities or other financial instruments referred to herein, and may at any time make purchases and/ or sales in them as principal or agent. UBS (excluding the US broker- dealer unless specifically disclosed under Required Disclosures) may act or have acted as market- maker in the securities or other financial instruments discussed in this material. UBS may provide investment banking and other services to and/ or serve as directors of the companies referred to in this report. Neither UBS nor any of its affiliates, nor any of UBS’ or any of its affiliates, directors, employees or agents accepts any liability for any loss or damage arising out of the use of all or any part of this report.